December 29, 1998





John C. Van Leeuwen
Glens Falls National Bank & Trust Company

Dear Jack:

          We hereby agree with you that, if there is a "change in control" of Arrow and you are not offered a position with the surviving or resulting company at a base salary at least equal to your base salary immediately prior to the change in control (your
"Base Salary") or if you are offered a position which requires you to relocate more than 50 miles, you will be entitled to receive, upon termination of your employment, a lump sum payment in cash equal to two years' Base Salary, plus continuing coverage for two years after the termination of your employment, under Arrow's group medical, dental and term life insurance arrangements that are in effect at the time of such "change in control", including any cost-sharing arrangements. A "change in control" of Arrow is described on Exhibit A attached to this letter.

          To receive the above benefits, you must remain with Arrow at least until the change in control is completed. If you are offered a continuing position but at a reduced salary or which requires you to relocate more than 50 miles, and you elect to accept that offer, your right to terminate your employment and collect the benefits hereunder will expire six (6) months after the change in control.

          This letter agreement will continue until December 31, 1999, or your earlier retirement or termination of employment.

          Please indicate your acceptance of this proposal by signing below on the enclosed copy, and return the letter to me.
Upon my receipt of your executed copy, this letter will constitute a binding agreement between us, governed by New York law.

                                Very truly yours,



                                /s/ Thomas L. Hoy
                                President and
                                Chief Executive Officer


ACCEPTED AND AGREED TO this 29 day of December, 1998.

/s/ John C. Van Leewuen

                                              EXHIBIT A




                   CHANGE IN CONTROL



          A "change in control" of Arrow shall be deemed to have occurred as of the first date that (A) any individual, corporation (other than Arrow), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts but excluding acquisitions directly from sales to Arrow, acquisitions by any employee benefit plan (or related trust) sponsored or maintained by Arrow, or transactions described in subdivision (B), following), of securities of Arrow possessing twenty-five percent (25%) or more of the Voting Power, as defined below, of such entity, (B) there shall be consummated any Sale of Arrow, as defined below, or (C) "approved directors" shall constitute less than a majority of the entire Board of Directors of Arrow (the "Board"), with "approved directors" defined to mean all members of the Board as of the date of the letter agreement to which this Exhibit A is attached and any subsequent members of the Board who shall be elected by shareholders after being nominated or approved by a majority of the approved directors on the Board prior to such election or who shall be appointed to the Board to fill a vacancy thereon with the approval of a majority of the approved directors on the Board prior to such appointment.

          "Sale of Arrow" shall mean (i) any consolidation, merger or stock-for-stock exchange involving Arrow or the securities of Arrow in which the holders of voting securities of Arrow immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Arrow (or, if Arrow does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the Voting Power, as defined below, of Arrow (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group, or
(ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions), of all, or substantially all of the assets of Arrow to a party which is not controlled by or under common control with Arrow prior to such transaction or series of transactions.

          The "Voting Power" of an entity at any given time shall mean the total number of votes entitled to be cast generally in an election of directors of such entity at such time by all holders of outstanding equity securities of such entity.